                                                                    EXHIBIT 7(b)

                    FUND ACCOUNTING AND SERVICES AGREEMENT


THIS AGREEMENT is made as of June 30, 1997, by and among THE FIFTH THIRD BANK, a banking company organized under the laws of the State of Ohio ("Fifth Third"), and STONEBRIDGE GROWTH FUNDS, INC. (the "Fund").


                              W I T N E S S E T H


          WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") with portfolios as listed in Exhibit A (the "Portfolios");

          WHEREAS, Fifth Third provides certain fund accounting, administrative and other services to investment companies; and

          WHEREAS, the Fund, desires to retain Fifth Third to provide fund accounting and other services for the Fund's portfolios listed on Exhibit A, as
                                                                  ---------
may be amended from time to time (each a Portfolio), and Fifth Third is willing to provide such services, all as more fully set forth below;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


          (1)  Definitions, As Used in This Agreement.
               --------------------------------------

               (a) Authorized Person means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors to give Oral and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by Fifth Third. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

               (b) Oral Instructions mean instructions orally transmitted to and accepted by Fifth Third because such instructions are: (i) given by an Authorized Person or from a person reasonably believed by Fifth Third to have been an Authorized Person, (ii) recorded and kept among the records of Fifth Third made in the ordinary course of business and
          (iii) orally confirmed by Fifth Third. The Fund shall cause all Oral Instructions to be confirmed by Written Instructions. If such Written Instructions confirming Oral Instructions are not received by Fifth Third prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Fund. If Oral Instructions vary from the Written Instructions which purport to confirm them, Fifth Third shall notify the Fund of such variance but such Oral Instructions will govern unless Fifth Third has not yet acted.

               (c) Written Instructions mean (i) written communications actually received by Fifth Third and signed by one or more persons as the Board of Directors shall have from time to time authorized, or (ii) communications by fax or any other such system from a person or persons reasonably believed by Fifth Third to be Authorized or (iii) communications transmitted electronically through the Institutional Delivery System (IDS), or any other similar electronic instruction system acceptable to Fifth Third and approved by resolutions of the Board of Directors, a copy of which, certified by the Secretary, shall have been delivered to Fifth Third.

               (d) Shares mean the shares of beneficial interest of any series or class of the Fund.

          2.   Appointment. The Fund hereby appoints Fifth Third to provide fund
               -----------
accounting and other specified services to each of the Portfolios set forth in Exhibit A, as may be amended from time to time, in accordance with the terms set forth in this Agreement. Fifth Third accepts such appointment and agrees to furnish such specified services.

          3.   Delivery of Documents. The Fund has provided or, where
               ---------------------
applicable, will provide Fifth Third with the following:

               (a) certified or authenticated copies of the resolutions of the Fund's Board of Directors, approving the appointment of Fifth Third or its affiliates to provide services to each Portfolio and approving this Agreement;

               (b) a copy of the Fund's most recent effective registration statement;

               (c) a copy of the Fund's advisory agreement or agreements;

               (d) a copy of any distribution agreement or similar agreement made with respect to each class of Shares;

               (e) a copy of any management agreement and any administration agreements or similar agreements with respect to the Fund;

               (f) a copy of any shareholder servicing agreement made in respect of the Fund or the Fund; and

               (g) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

          4.   Compliance with Rules and Regulations.  Fifth Third undertakes to
               -------------------------------------
comply with all applicable requirements of the Investment Company Act, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Fifth Third hereunder. Except as specifically set forth herein, Fifth Third assumes no responsibility for such compliance by the Fund or any Portfolio.

          5.   Instructions. Fifth Third will provide fund accounting and such
               ------------
other services as is agreed hereunder.

               (a) With respect to other services Fifth Third shall act only upon Oral or Written Instructions.

               (b) Fifth Third shall be entitled to rely upon any Oral and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by Fifth Third to be an Authorized Person) pursuant to this Agreement. Fifth Third may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or of the Fund's shareholders, unless and until Fifth Third receives Written Instructions to the contrary.

               (c) The Fund agrees to forward to Fifth Third, Written Instructions confirming Oral Instructions so that Fifth Third receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by Fifth Third shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral or Written Instructions reasonably appear to have been received from an Authorized Person, Fifth Third shall incur no liability to the Fund in acting upon such Oral or Written Instructions.

          6.   Right to Receive Advice.
               -----------------------

               (a) Advice of the Fund.  If Fifth Third is in doubt as to any
                   ------------------
          action it should or should not take, Fifth Third shall request directions or advice, including Oral or Written Instructions, from the Fund.

               (b) Advice of Counsel.  If Fifth Third shall be in doubt as to
                   -----------------
          any question of law pertaining to any action it should or should not take, Fifth Third shall request advice from such counsel of its own choosing and the Fund shall reimburse such reasonable cost.

               (c) Conflicting Advice.  In the event of a conflict between
                   ------------------
          directions, advice or Oral or Written Instructions Fifth Third receives from the Fund and the advice Fifth Third receives from counsel, Fifth Third shall inform the Fund of the conflict and seek resolution.

               (d) Protection of Fifth Third.  Fifth Third shall be protected in
                   -------------------------
          any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from the Fund or counsel and which Fifth Third believes, in good faith, to be consistent with those directions, advice or Oral or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon Fifth Third (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement. Nothing in this subsection shall excuse Fifth Third when an action or omission on the part of Fifth Third constitutes willful misfeasance, lack of good faith, or reckless disregard by Fifth Third of its duties, obligation or responsibilities set forth in this Agreement.


          7.   Records; Visits.
               ---------------

               (a) The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of Fifth Third shall be the property of the Fund. Such books and records shall be prepared, maintained and preserved as required by the Investment Company Act and other applicable Securities Laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during Fifth Third's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Fifth Third to the Fund or to an Authorized Person, at the Fund's expense.

               (b) Fifth Third shall keep the following records:

                   (i) all books and records relating to the services it performs hereunder with respect to a Portfolio's books of account;

                   (ii) records relating to the services it performs hereunder with respect to a Portfolio's securities transactions; and

                   (iii) all other books and records as Fifth Third is required to maintain pursuant to Rule 31a-1 of the Investment Company Act in connection with the services provided hereunder.

          8.   Confidentiality. Fifth Third agrees to keep confidential all
               ---------------
records of the Fund and information relating to the Fund and its shareholders (past, present and future), unless the release of such records of information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where Fifth Third may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

          9.   Liaison with Accountants. Fifth Third shall act as liaison with
               ------------------------
the Fund's independent public accountants and shall provide account analysis, fiscal year summaries, and other audit-related schedules with respect to the services provided to each Portfolio. Fifth Third shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information in Fifth Third's control is made available to such accountants for the expression of their opinion, as required by the Fund.

          10.  Disaster Recovery. Fifth Third shall maintain in effect a
               -----------------
disaster recovery plan, and enter into any agreement necessary with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment customary in the industry. In the event of equipment failures, Fifth Third shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. Fifth Third shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by Fifth Third's own willful misfeasance or gross negligence.

          11.  Compensation. As compensation for services rendered by Fifth
               ------------
Third during the term of this Agreement, the Fund will pay to Fifth Third a fee or fees set forth in Exhibit B, as may be amended from time to time. It is agreed that fees set forth in Exhibit B may be increased with not less than ninety (90) days written notice. In the event that Exhibit C is amended such that additional services as requested by the Fund are required from Fifth Third on an ongoing basis, with the approval of the Fund, additional fees may be charged as applicable. The fee for the period from the day of the year this Agreement is entered into until the end of that year shall be prorated according to the proportion that such period bears to the full annual period.

          12.  Indemnification.
               ---------------

               (a) The Fund agrees to indemnify and hold harmless Fifth Third and its agents or subcontractor from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which Fifth Third takes in reasonable reliance on Oral or Written Instructions from the Fund. Fifth Third, shall not be indemnified against any liability (or any expenses incident to such liability) arising out of Fifth Third's own willful misfeasance, lack of good faith or reckless disregard of its duties and obligations under this Agreement. For any legal proceedings giving rise to this indemnification, the Fund shall be entitled to defend or prosecute any claim in the name of Fifth Third at the Fund's own expense through counsel of its own choosing if it gives written notice to Fifth Third within ten (10) business days of receiving notice of such claim.

               (b) Fifth Third agrees to indemnify and hold harmless the Fund from all taxes, charges, expenses, assessments, claims and liabilities (excluding, liabilities arising under the Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements arising directly from any action or omission of Fifth Third's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. For any legal proceedings giving rise to this indemnification, Fifth Third shall be entitled to defend or prosecute any claim in the name of the Fund at Fifth Third's own expense through counsel of its own choosing if it gives written notice to the Fund within ten (10) business days of receiving notice of such claim.

          13.  Responsibilities of Fifth Third.
               -------------------------------

               (a) Fifth Third shall be under no duty to take any action on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by Fifth Third in writing. Fifth Third shall be obligated to exercise commercially reasonable care and diligence in the performance of its duties hereunder, to act in good faith and act within reasonable limits, in performing services provided for under this Agreement. Fifth Third shall only be liable for actual damages arising out of Fifth Third's failure to perform its duties under this Agreement to the extent such damages arise out of Fifth Third's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

               (b) In no event shall Bank be liable for any special, consequential, extraordinary or punitive damages, arising from the performance or non-performance of Bank under this Agreement, or Bank's failure to comply with any of the terms of this Agreement. Bank's cumulative liability within a calendar year shall be limited to the Fund or any party claiming by, through or on behalf of the Fund for the initial and all subsequent renewal terms of this Agreement, to the lessor of (a) the actual damages sustained by the Fund; or (b) one-half of the net fees paid to the Bank, but not to exceed one half of the net fees paid to the bank within the prior twelve calendar months as in accordance with Agreement.

               (c) Without limiting the generality of the foregoing or of any other provision of this Agreement,

                   (i) Fifth Third shall not be liable for losses beyond its reasonable control, provided that Fifth Third has acted in accordance with the standard of care set forth above; and

                   (ii)  Fifth Third shall not be liable for:

                         (A) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which Fifth Third reasonably believes to be genuine; or

                         (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond Fifth Third's control, including acts of civil or military authority, national emergencies, non Fifth Third labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     14.  Description of Accounting Services on a Continuous Basis.  Fifth Third
          --------------------------------------------------------
will perform accounting services as deemed industry standard and/or agreed upon with Customer at the time of conversion.

          15.  Description of Other Services on a Continuous Basis. Fifth Third
               ---------------------------------------------------
will perform other services at the request of the Customer, documented previous to conversion.

          16.  Duration and Termination.  This Agreement shall continue until
               ------------------------
terminated by either the Fund or Fifth Third on ninety (90) days' prior written notice to the other party.

          17.  Notices.  All notices and other communications, including Written
               -------
Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed

               (a) if to Fifth Third:


                                   38 Fountain Square Plaza
                                   Cincinnati, Ohio 45263
                                   Attention: Fund Accounting Manager


               (b) if to the Fund:

                                   1801 Century Park East, Suite 1800
                                   Los Angles, California 90067
                                   Attn:


               (c) if to none of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the receiving party.

          18.  Amendments. This Agreement, or any term thereof, may be changed
               ----------
or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

          19.  Delegation; Assignment.  Fifth Third may assign its rights and
               ----------------------
delegate its duties hereunder upon prior written consent of the Fund to any wholly-owned direct or indirect subsidiary of Fifth Third, provided that:

               (a) Fifth Third gives the Fund sixty (60) days' prior written notice;

               (b) the delegate (or assignee) agrees with Fifth Third and the Fund to comply with all relevant provisions of the Securities Laws; and

               (c) Fifth Third and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including (without limitation) the capabilities of the delegate (or assignee).

          20.  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          21.  Further Actions. Each party agrees to perform such further acts
               ---------------
and execute such further documents as are necessary to effectuate the purposes hereof.

          22.  Miscellaneous.
               -------------

               (a) Entire Agreement. This Agreement embodies the entire
                   ----------------
          agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the Fund and Fifth Third may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

               (b) Captions.  The captions in this Agreement are included for
                   --------
          convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

               (c) Governing Law. This Agreement will be governed and construed
                   -------------
          in accordance with the laws of the State of Ohio without regard to principles or conflicts of law. The parties agree that venue for any action or proceeding brought pursuant to this Agreement shall be in the state or federal courts located in the State of Ohio.

               (d) Partial Invalidity. If any provision of this Agreement shall
                   ------------------
          be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

               (e) Successors and Assigns. This Agreement shall be binding upon
                   ----------------------
          and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               (f) Facsimile Signatures. The facsimile signature of any party to
                   --------------------
          this Agreement shall constitute the valid and biding execution hereof by such party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


THE FIFTH THIRD BANK                         STONEBRIDGE GROWTH FUNDS, INC.


By:   /s/ Howard Kaplan                      By:   /s/ Debra L. Newman

Its:  Assistant Vice President               Its:  President

                                   EXHIBIT A
                                   ---------

                             PORTFOLIOS OF  FUNDS
                             --------------------


          THIS EXHIBIT A, dated as of June 30, 1997, is Exhibit A to the Fund Accounting and Services Agreement dated as of June 30, 1997 by and among the Fifth Third Bank and the Fund. This Exhibit A shall supersede all previous forms of Exhibit A.


Stonebridge Growth Fund, Inc.








THE FIFTH THIRD BANK                      STONEBRIDGE GROWTH FUNDS, INC.

By:   /s/ Howard Kaplan                   By:  Debra L. Newman

Its:  Assistant Vice President            Its: President

                                  EXHIBIT B
                                  ---------

                                 FEE SCHEDULE
                                 ------------


          THIS EXHIBIT B, dated as of June 30, 1997, is Exhibit B to the Fund Accounting and Services Agreement dated as of June 30, 1997 by and among the Fifth Third Bank and the Fund. This Exhibit B shall supersede all previous forms of Exhibit B.

The Fund will pay Fifth Third an annual fund accounting and service fee (the "Fee"), to be calculated daily and paid monthly. The annual Fee for each Portfolio shall be an asset based fee, exclusive of out-of-pocket expenses, with a minimum monthly payment as set forth below:

                  Asset         Monthly    Additional      Other Services
                  Based Fees    Minimum    Class Monthly   Monthly
                  ----------    -------    -------------   -------
Funds
-----

(fees per attached Schedule A)


The Fund will also reimburse Fifth Third for its out-of-pocket expenses incurred in performing its services under this Agreement, including, but not limited to: postage and mailing, telephone, telex, overnight courier services and outside independent pricing service charges, and record retention/storage.



THE FIFTH THIRD BANK                  STONEBRIDGE GROWTH FUNDS, INC.


By:   /s/ Howard Kaplan               By:  /s/ Debra L. Newman

Its:  Assistant Vice President        Its: President

                                   EXHIBIT C
                                   ---------


Fifth Third will perform the accounting services with respect to each Portfolio:
--------------------------------------------------------------------------------

          (a) Journalize investment, capital share and income and expense activities;

          (b) Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Money Manager") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

          (c)  Maintain individual ledgers for investment securities;

          (d)  Maintain historical tax lots for each security;

          (e) Reconcile cash and investment balances with the Custodian, and provide the Money Manager with the beginning cash balance available for investment purposes;

          (f)  Update the cash availability daily;

          (g) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

          (h) Calculate the various contractual expenses (e.g., advisory and custody fees);

          (i) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

          (j) Control all disbursements and authorize such disbursements upon Written Instructions;

          (k) Calculate capital gains and losses and only upon Written Instructions from the Fund transmit such information to the Fund's transfer agent (or other agreed upon procedures);

          (l)  Determine net income;

          (m) Obtain security market quotes from independent pricing services, if available, approved by the Money Manager, or if such quotes are unavailable, then obtain such prices from the Money manager, and in either case calculate the market value of each Portfolio's investments;

          (n) Transmit or mail a copy of the daily portfolio valuation to the Money Manager;

          (o)  Compute net asset value;

          (p) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

          (q) Prepare a monthly financial statement, which will include the following items:

              Schedule of Investments
              Statement of Assets and Liabilities
              Statement of Operations
              Statement of Changes in Net Assets
              Cash Statement
              Schedule of Capital Gains and Losses.

                               Fifth Third Bank
                  Fund Accounting & Custody Service ProForma
                      Stonebridge Aggressive Growth Fund
                                  Schedule A



I.   Fund Accounting Services

                                 Annual Units     Per Unit Fee    Total Annual

Asset Based Fees
(Monthly Minimum of $1,500
                                $5,000,000      0.0003 bp      $18,000.00


II. Custody Services

--------------------------------------------------------------------------------
Book Entry (DTC, Fed, Fed amort, B)                195            9       1,755
--------------------------------------------------------------------------------
Physical                                             0           25           0
--------------------------------------------------------------------------------
PTC Eligible                                         0           25           0
--------------------------------------------------------------------------------
Amortized P&I                                        0            5           0
--------------------------------------------------------------------------------
Options (all types Equity & Index)                   0           45           0
--------------------------------------------------------------------------------
Mutual Funds                                         0           15           0
--------------------------------------------------------------------------------
Foreign-Euroclear & Cedel                            0           50           0
--------------------------------------------------------------------------------
Turnaround Trade                                     0           50           0
--------------------------------------------------------------------------------
Pair-off Trade                                       0           25           0
--------------------------------------------------------------------------------


III. MISCELLANEOUS FEES

--------------------------------------------------------------------------------
Voluntary Corporate Actions                          0           25           0
--------------------------------------------------------------------------------
Wire Transfer (In/Out)                              22            7         154
--------------------------------------------------------------------------------
Special Services-per hr. fee                         0           75           0
--------------------------------------------------------------------------------

             Estimate Annual Fee                        $19,909

             Estimate Monthly Fee                       $1,659.08

                               Fifth Third Bank
                  Fund Accounting & Custody Service ProForma
                            Stonebridge Growth Fund
                                  Schedule A



I.   Fund Accounting Services

                                 Annual Units     Per Unit Fee    Total Annual

Asset Based Fees                 $38,000,000       0.00003 bp     $30,000
(Monthly Minimum of $1,500



II. Custody Services


--------------------------------------------------------------------------------
Book Entry (DTC, Fed, Fed amort, B)                195            9       1,116
--------------------------------------------------------------------------------
Physical                                             0           25           0
--------------------------------------------------------------------------------
PTC Eligible                                         0           25           0
--------------------------------------------------------------------------------
Amortized P&I                                        0            5           0
--------------------------------------------------------------------------------
Options (all types Equity & Index)                   0           45           0
--------------------------------------------------------------------------------
Mutual Funds                                         0           15           0
--------------------------------------------------------------------------------
Foreign-Euroclear & Cedel                            0           50           0
--------------------------------------------------------------------------------
Turnaround Trade                                     0           50           0
--------------------------------------------------------------------------------
Pair-off Trade                                       0           25           0
--------------------------------------------------------------------------------


III. MISCELLANEOUS FEES


--------------------------------------------------------------------------------
Voluntary Corporate Actions                          0           25           0
--------------------------------------------------------------------------------
Wire Transfer (In/Out)                              22            7         154
--------------------------------------------------------------------------------
Special Services-per hr. fee                         0           75           0
--------------------------------------------------------------------------------

             Estimate Annual Fee                         $31,270

             Estimate Monthly Fee                        $2,605.83